March 14, 2000

       Securities and Exchange Commission
       450 Fifth Street, N.W.
       Washington, D.C. 20549

            Re:     Vitro Diagnostics, Inc.
                    Form 10-QSB for the quarter ending January 31, 2000 SEC file no. 0-17378

       Dear Sir or Madam:

       Transmitted herewith through the EDGAR system is Form 10-QSB for the quarter ended January 31, 2000 for Vitro Diagnostics, Inc. Should you have any questions or comments concerning this matter please contact the undersigned at 303-794-2000.



       Sincerely,



       Roger Hurst
       President


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